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                                                                 EXHIBIT 10.10


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is dated as of December 31, 1999 (this "Agreement"), by and among SALESLOGIX CORPORATION, a Delaware corporation (the "Company"), BA TECHNOLOGY I, LLC, a Delaware limited liability company ("BancAmerica"), and GE CAPITAL EQUITY INVESTMENTS, INC., a Delaware corporation ("GE").

                              Statement of Purpose

         Pursuant to a Senior Subordinated Note and Warrant Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), the Company has issued BancAmerica and GE $32,500,000 of its 11.0% senior subordinated notes due 2004 (the "Subordinated Notes") and warrants to purchase an aggregate of 841,107 shares of the Company's common stock. Pursuant to the terms of the Purchase Agreement, the Company may from time to time after the date hereof issue to BancAmerica, GE and any person to whom either such person transfers the Initial Warrants additional warrants to purchase shares of the Company's common stock. BancAmerica and GE have requested, as a condition precedent to their entering into the Purchase Agreement, that the Company provide, and the Company has agreed to provide, to BancAmerica, GE and their respective transferees certain registration rights with respect to the Registrable Securities (as hereinafter defined). The Company has previously granted certain registration rights to holders of capital stock of the Company pursuant to each of the Original Registration Rights Agreement, the Enact Registration Rights Agreement, the Opis Registration Rights Agreement and the Symantec Registration Rights Agreement (all as hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS. For the purposes of this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

         "Commission" means the Securities and Exchange Commission or any similar agency that may from time to time have jurisdiction to enforce or administer the Securities Act.

         "Common Stock" means the common stock, $.001 par value, of the Company, and any other capital stock into which such common stock is reclassified or reconstituted.

         "Enact Registration Rights Agreement" means the Enact Investor Rights Agreement dated as of April 30, 1999 by and among the Company and the persons whose names appear on the signature pages of such Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Registration Rights Agreements" means, collectively, the Original Registration Rights Agreement, the Enact Registration Rights Agreement, the Opis Registration Rights Agreement and the Symantec Registration Rights Agreement.
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         "GE Holders" means GE and any of its affiliates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act).

         "Holders" means any person owning or having the right to acquire Registrable Securities.

         "Initial Warrants" has the meaning ascribed thereto in the Purchase Agreement.

         "Majority of the Registrable Securities" means that portion of the Registrable Securities representing more than 50% of the shares of Common Stock then outstanding or issuable upon exercise of the Warrants.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Opis Registration Rights Agreement" means the Opis Investor Rights Agreement dated as of December 30, 1997 by and among the Company and the individuals whose names appear on the signature page of such Agreement.

         "Original Registration Rights Agreement" means the Amended and Restated Investors' Rights Agreement dated as of June 4, 1998, as amended as of April 22, 1999 and as of December 31, 1999, by and among the Company and the persons and entities listed on Schedule A thereto.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Registrable Securities" means (a) the Warrants, (b) shares of Common Stock issued or issuable upon exercise of the Warrants and (c) any other equity securities of the Company (i) issued in exchange for, upon a reclassification of, or in a distribution with respect to, the Common Stock or the Warrants or
(ii) issued in connection with Section 4 of the Warrants.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Short Form Registration Statement" means (i) a Registration Statement on Form S-2 or S-3 (or any successor to such forms) or (ii) any other registration statement that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

         "Symantec Registration Rights Agreement" means the Registration Rights Agreement dated as of December 31, 1999 by and between the Company and Symantec Corporation.

         "Warrants" means the Initial Warrants together with any additional warrants to purchase shares of Common Stock that may be issued to BancAmerica, GE and their transferees from time to time in the future pursuant to the Purchase Agreement.


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         SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT.

                  (a) Registrable Securities. For the purposes of this Agreement, Registrable Securities shall be treated as such until they have been previously registered in the manner contemplated by this Agreement or sold in a transaction so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, or until all such Registrable Securities held by such Holder may immediately be sold during any 90 day period without registration in compliance with Rule 144.

                  (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option, warrant or other right or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement. A person need not exercise any Warrants prior to the Company's effecting the registration of the Common Stock issuable upon exercise of such Warrants.

         SECTION 3. REQUEST FOR SHORT-FORM REGISTRATION.

                  (a) At any time that the Company is eligible to file a Short-Form Registration Statement, either (i) the holders of a Majority of the Registrable Securities or (ii) the GE Holders (so long as, in the case of both clauses (i) and clause (ii), such person(s) hold, and intend to cause to be registered, Registrable Securities having an anticipated aggregate offering price (before underwriting discounts and commissions) of at least $2,000,000) may make a written request that the Company file a registration statement under the Securities Act covering all or any portion of the Registrable Securities held by the person(s) making the request (the "Initiating Holders"). Upon receipt of such notice, the Company shall:

                           (A) within ten (10) days of the receipt thereof give written notice of such request to all Holders; and

                           (B) effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of Section 3(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 14(f).

If the Company is eligible to file a Short-Form Registration Statement with respect to only a portion of the Registrable Securities, then registration pursuant to this Section 3 may be requested with respect to such Registrable Securities only and need not include other Registrable Securities that are not then eligible to be registered on a Short-Form Registration Statement.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 3(a) and the Company shall include such information


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in the written notice referred to in Section 3(a). The underwriter will be selected by, and shall be reasonably acceptable to, the Company and a majority-in-interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 3, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company that each such Holder has requested to be included in such offering; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                  (d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 3:

                           (i) in the case of any registration initiated pursuant to Section 3(a)(i), after the Company has effected two registrations pursuant to this Section 3 that were initiated by the Holders of a Majority of the Registrable Securities and such registrations have been declared or ordered effective and continued to be effective, all in the manner contemplated by this Agreement; and

                           (ii) in the case of any registration initiated pursuant to Section 3(a)(ii), after the Company has effected one registration pursuant to this Section 3 that was initiated by the GE Holders and such registration has been declared or ordered effective and continued to be effective, all in the manner contemplated by this Agreement.

Without limiting the foregoing, the Company also shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 3 during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of and ending on a date one hundred eighty (180) days after the effective date of a registration subject to
Section 4


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hereof; provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

         SECTION 4. PIGGY-BACK REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other (i) a registration relating solely to the sale of securities to participants in a Company stock plan or (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, but including any registration statements filed in connection with the Existing Registration Rights Agreements), the Company shall at such time promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 14(f), the Company shall, subject to the provisions of
Section 8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall not be required to include in any such registration statement any Registrable Securities that are not eligible to be registered on the registration statement form that the Company was proposing to file.

         SECTION 5. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period equal to the lesser of one hundred eighty (180) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis; such 180-day period shall be extended, to the extent necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, provided, further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or
(II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel for the Holders with an adequate and appropriate opportunity to participate in the preparation of such registration



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statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement in usual and customary form.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an


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underwritten public offering, addressed to the underwriters, if any, and to the
Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (j) Keep counsel to the sellers of Registrable Securities reasonably advised as to the initiation and progress of any registration under
Section 3 or 4 hereof.

                  (k) Provide officers' certificates and other customary closing documents.

                  (l) Reasonably cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

                  (m) Use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities pursuant hereto.

         SECTION 6. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         SECTION 7. EXPENSES OF REGISTRATION. All expenses (other than underwriting discounts and commissions) including all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of two counsel for the selling Holders shall be borne by the Company; provided, however, that the Company and the Holders proposing to include Registrable Securities in a registration begun pursuant to Section 3 shall each bear 50% of the Company Out-of-Pocket Expenses (as defined below) in connection with such a registration if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders initiating such registration agree to forfeit their right to one demand registration pursuant to Section 3; provided, further, however, that if at the time of such withdrawal the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any such expenses and shall retain their rights pursuant to Section 3. The Holders' respective portion of such expenses shall be borne on a pro rata basis according to the number of shares initially requested to be included in such registration. "Company Out-of-Pocket Expenses" means all the reasonable out-of-pocket expenses actually incurred by the Company in connection with such registration (but specifically excluding any internal costs associated with such registration).


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         SECTION 8. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 4 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities requested to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall:

                           (i) the amount of securities of the holders of securities exercising their piggyback registration rights pursuant to this Agreement and the Existing Registration Rights Agreements included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering (it being understood that such holders of piggy-back registration rights shall be entitled to include shares of securities on a pro rata basis according to the total amount of securities requested to be included in any such offering by each such holder); or

                           (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right pursuant to
         Section 3 or any other demand registration right be excluded from such offering.

The parties acknowledge that if an underwritten offering is effected in connection with a demand registration request pursuant to Section 3 hereof, the cutback provisions of such section shall apply to the Holders of Registrable Securities in the event marketing factors require a limitation of the number of shares to be underwritten in connection with such an offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons who is controlled by, or under common control with a selling stockholder shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

         SECTION 9. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.


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         SECTION 10. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder's officers, directors, members, partners, employees and agents, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, officer, director, member, partner, employee, agent, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any


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indemnity under this Section 10(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel with the fees and expenses to be paid by the indemnifying party, if (i) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, (ii) there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party fails to assume the defense of any such action with legal counsel reasonably satisfactory to the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10 but only to the extent that the indemnifying party is actually and materially prejudiced thereby; provided, however, the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

                  (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this paragraph.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.


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                  (f) The indemnity and contribution covenants contained in this
Section 10 shall remain operative and in full and effect regardless of (i) any investigation made by or on behalf of a Holder or any person controlling a Holder, (ii) any sale of any Registrable Securities pursuant to this Agreement and receipt by the Holders of the proceeds thereof or (iii) any termination of this Agreement for any reason.

         SECTION 11. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a Short-Form Registration Statement, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and take such other action as is necessary to permit the Company to file Short-Form Registration Statements; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to a Short-Form Registration Statement (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to a Short-Form Registration Statement.

         SECTION 12. RULE 144A. The Company agrees, at any time when any Holder desires to make sales of any Registrable Securities in reliance on Rule 144A under the Securities Act (or any successor rule or regulation) ("Rule 144A") and Rule 144A is available to such Holder with respect to the proposed sales, to provide such Holder or any prospective purchaser therefrom with the information required by Rule 144A (the "144A Information"), and to otherwise reasonably cooperate with the Holder in connection with such sale. The Company's obligations under this Section shall at all times be contingent upon the Holder obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the 144A Information from disclosure to anyone other than employees of and advisors to the prospective purchaser who require access to the 144A Information for the sole purpose of evaluating its purchase of the Company's securities.

         SECTION 13. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a Majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 3 hereof


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
unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which should result in such registration statement being declared effective within one hundred twenty (120) days after the effective date of any registration effected pursuant to Section 3.

         SECTION 14.  MISCELLANEOUS.

                  (a) Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                  (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of the Registrable Securities in this Agreement.

                  (c) Acknowledgment of Previous Grants of Registration Rights. BancAmerica and GE acknowledge that the Company has previously granted registration rights to other holders of securities of the Company pursuant to the Existing Rights Agreements and that the rights of holders of Registrable Securities under Section 4 hereof shall be pari passu with the piggyback rights of the holders under the Existing Rights Agreements, and that the Holders' rights under this Agreement are subject to the rights of the holders under the Existing Rights Agreements.

                  (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless agreed to in writing by the Company and the holders of a Majority of the Registrable Securities.

                  (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, recognized overnight courier service or personal delivery:

                           (i)      if to the Company:

                                    SalesLogix Corporation
                                    8800 North Gainey Center Drive
                                    Suite 200
                                    Scottsdale, Arizona  85258
                                    Attention:  Chief Financial Officer
                                    Telecopy:   (480) 368-3799

                                    With a required copy to:

                                    Osborn Maledon, P.A.
                                    2929 N. Central Avenue, Suite 2100
                                    Phoenix, Arizona  85012
                                    Attention:  Thomas H. Curzon, Esq.
                                    Telecopy:   (602) 640-9050

                           (ii)     if to BancAmerica:

                                    BancAmerica Capital Investors SBIC I, L.P.
                                    Bank of America Corporate Center
                                    100 North Tryon Street, 25th Floor
                                    NC1-007-25-02
                                    Charlotte, North Carolina  28202
                                    Attention:  Ann B. Hayes
                                    Telecopy:   (704) 386-6432

                           (iii)    if to GE:

                                    GE Capital Equity Investments, Inc.
                                    120 LongRidge Road
                                    Stamford, CT 06927
                                    Attention:  Paul Gelburd
                                    Telecopy:   (203) 357-3945

                           (iii)    if to any other holder of Registrable
                                    Securities:

                                    To the most recent address of such holder shown in the Company's record of securityholders

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged if telecopied.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) (or, if the transferee holds less than 100,000 Registrable Shares, such transferee is a general partner or limited partner of a Holder hereunder); provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

                  (j) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY, BANCAMERICA AND GE IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

                  (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the holders of Registrable Securities shall be enforceable to the fullest extent permitted by law.

                  (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the day and year first above written.


                            SALESLOGIX CORPORATION


                            By:________________________________________________
                               Name:___________________________________________
                               Title:__________________________________________


                            BA TECHNOLOGY I, LLC

                            By:   BancAmerica Capital Investors I, L.P.,
                                  Its sole manager

                                  By: BancAmerica Capital Management I, L.P., Its general partner


                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                            GE CAPITAL EQUITY INVESTMENTS, INC.


                            By:________________________________________________
                            Name:______________________________________________
                            Title:_____________________________________________



[Registration Rights Agreement
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